BAER MARKS & UPHAM LLP
                                805 Third Avenue
                            New York, NY 10022-7513
                                    --------
                                 (212) 702-5700




                                                 EXHIBIT 5.1

                                                 October 17, 2000


Technology Flavors & Fragrances, Inc.
10 Edison Street East
Amityville, New York  11701

                  RE:      REGISTRATION STATEMENT ON FORM S-3

Gentlemen:

                  We have acted as counsel to Technology Flavors & Fragrances, Inc., a Delaware corporation (the "Company"), in connection with a Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to an aggregate of 1,206,250 shares of common stock, par value $.01 per share, of the Company (the "Shares"), including 1,094,107 shares (the "Warrant Shares") issuable upon exercise of warrants (the "Warrants") held by certain shareholders of the Company (the "Selling Shareholders").

                  In connection with the foregoing, we have examined originals or copies, satisfactory to us, of all such corporate records and of all such agreements, certificates and other documents as we have deemed relevant and necessary as a basis for the opinion hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the original documents of all documents submitted to us as copies. As to any facts material to such opinion, we have, without independent investigation, relied on certificates of public officials and certificates of officers or other representatives of the Company or the Selling Shareholders.

                  Based upon the foregoing and subject to the other limitations set forth herein, we are of the opinion that the Shares to be offered and sold pursuant to the Registration Statement are, and that the Warrant Shares will be, when issued and paid for in accordance with the terms of the Warrants, validly issued, fully paid and non-assessable.

                  We are members of the bar of the State of New York and are not licensed or admitted to practice law in any other jurisdiction. Accordingly, we express no opinion with respect to the laws of any jurisdiction other than the laws of the State of New York, Delaware General Corporate Law and the federal laws of the United States.

                  We assume no obligation to advise you of any changes to this opinion which may come to our attention after the date hereof. This opinion may not be relied upon or furnished to any other person except the addressee hereof without the express written consent of this firm.

BAER MARKS & UPHAM LLP
Technology Flavors & Fragrances, Inc.
October 17, 2000
Page 2



                  We hereby consent to the use of our opinion as herein set forth as an exhibit to the Registration Statement and to the use of our name under the caption "Legal Matters" in the Prospectus forming part of the Registration Statement. In giving such consent, we do not thereby concede that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations thereunder or that we are "experts" within the meaning of such act, rules and regulations.



                                                     Very truly yours,


                                                /s/  BAER MARKS & UPHAM LLP


EDS; JJR; SSP